Exhibit 5.1

January 7, 2022

Medicine Man Technologies, Inc.

4880 Havana Street, Suite 201

Denver, Colorado 80202

To the addressee set forth above:

We have acted as local Nevada counsel to Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale from time to time by the applicable selling stockholders named in the Prospectus of (i) 51,748,797 shares (the “Note Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the conversion of the Company’s 13% Senior Secured Convertible Notes due December 7, 2026 (the “Notes”); (ii) 49,023,792 shares of Common Stock (the “Preferred Conversion Shares”) issuable upon the conversion of shares (the “PIPE Preferred Shares”) of the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), issued between December 16, 2020 and March 30, 2021; (iii) 9,287,500 shares of Common Stock issued between June 5, 2019 and May 21, 2020 (the “Dye Cann I Shares”); and (iv) 9,287,500 shares of Common Stock (the “Dye Cann I Warrant Shares”) issuable upon exercise of Warrants to Purchase Common Stock issued between June 5, 2019 and May 21, 2020 (the “Warrants”). The Note Conversion Shares, the Preferred Conversion Shares, the Dye Cann I Shares and the Dye Cann I Warrant Shares are collectively referred to herein as the “Securities”. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Notes; (iii) the Company’s articles of incorporation, including the certificate of designation pertaining the Series A Preferred Stock (as amended to date, the “Certificate of Designation”), and bylaws, each as amended to date (collectively, the “Governing Documents”), (iv) the Warrants, and (v) such agreements, instruments, resolutions of the board of directors of the Company and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

Medicine Man Technologies, Inc.

January 7, 2022

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) the obligations of each party to any document we have examined are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (ii) each natural person executing a document has or will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (v) after any issuance of Securities, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement or otherwise (including the Notes and the Series A Preferred Stock), will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.                  The Note Conversion Shares have been duly authorized by the Company and if, when and to the extent any Note Conversion Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Notes, and as described in the Registration Statement and the Prospectus, such Note Conversion Shares will be validly issued, fully paid and non-assessable.

2.                  The Preferred Conversion Shares have been duly authorized by the Company and if, when and to the extent any Preferred Conversion Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Certificate of Designation, and as described in the Registration Statement and the Prospectus, such Preferred Conversion Shares will be validly issued, fully paid and non-assessable.

3.                  The Dye Cann I Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

4.                  The Dye Cann I Warrant Shares have been duly authorized by the Company and if, when and to the extent any Dye Cann I Warrant Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner and upon receipt of the consideration contemplated by, the Warrants, and as described in the Registration Statement and the Prospectus, such Dye Cann I Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

Medicine Man Technologies, Inc.

January 7, 2022

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ Brownstein Hyatt Farber Schreck LLP